Exhibit 23.J



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Post-Effective Amendment No. 10 to Registration Statement No. 333-31359 of Wisdom Fund (a series of the New Providence Investment Trust) of our report dated June 29, 2001, incorporated by reference in the Annual Report for the year ended May 31, 2001, and to the reference to us under the heading "Financial Highlights" in the Prospectus, which is part of such Registration Statement.



/s/ Deloitte & Touche LLP

New York, New York
September 27, 2001